Exhibit 10.1

TRANSLATION OF A LETTER WRITTEN IN FRENCH;
In this translation an attempt has been made to be as literal as possible without jeopardizing the overall continuity. Inevitably, differences may occur in translation, and if so the French text will by law govern.

Monsieur Gaël Touya
[Address]
France

Louveciennes, July 31, 2020

Strictly personal and confidential

Dear Gaël,

In view of your responsibilities as President of the Pharma Segment and as a member of the Executive Committee of the Aptar Group, and in order to align your situation with that of the other members of the Group Executive Committee while taking into account the specificity of French law, we are pleased to grant you additional guarantees intended to compensate you for the prejudice that would result for you from the loss of your employment, in particular in the event of a change in control of the Aptar Group.

It is understood that the allowances referred to in A and B above are not cumulative.

A - Dismissal following a change in control

The definition of "Change in Control", as usually defined by the Aptar Group as a result of the listing of its ultimate shareholder Aptargroup, Inc. on the New York Stock Exchange, is set out in the Appendix.

In the event that, within two years following a change of control as defined in the appendix below, you are dismissed by the Company for any reason whatsoever, except in cases of serious or gross misconduct and dismissal for unfitness, Aptargroup UK Holdings Ltd-French Branch (the “Company”) undertakes to pay you compensation (called “Change in Control Compensation”) to offset the loss resulting for you from this termination. This Change in Control Indemnity will be in addition to the indemnities to which you may be entitled, as the case may be, in respect of such termination (legal or contractual termination indemnity). Its gross amount will be equal to:

–Six (6) months of the average gross salary that you will have received during the 12 calendar months preceding the notification of your dismissal, it being specified that the average salary will include, on the one hand, your fixed gross salary actually received during the 12 months preceding the notification of your dismissal and, on the other hand, your average gross annual bonus ("short term incentive") received during the last three years preceding your dismissal.

Aptargroup UK Holdings Ltd.		Aptargroup UK Holdings Ltd. – Succursale française
5 Bruntcliffe Avenue	TEL + 44 113 220 3206	36-38 rue de la Princesse, CS 42430	Téléphone +33 (0)1 3087 1980
Leeds 27 Industrial Estate	FAX + 44 113 220 3217	78431 Louveciennes Cedex, France	Télécopie +33 (0)1 3081 0909
Leeds, Yorkshire LS27 0LL, United Kingdom		SIRET 807 468 921 00026 RCS Versailles
APE 7010Z – TVA FR 70 807 468 921

aptar.com

In addition to this Change in Control Indemnity, you will receive the financial compensation for your non-competition clause and your notice period as provided for in your employment contract.

B - Dismissal not resulting from a change in control

In the event that you are dismissed by the Company for any reason whatsoever, except in cases of serious or gross misconduct and dismissal for unfitness, the Company undertakes to pay you compensation (called “Additional Dismissal Compensation”) to offset the loss resulting for you from this termination. This additional termination indemnity will be in addition to the indemnities to which you may be entitled, as the case may be, in respect of such termination (legal or contractual termination indemnity). Its gross amount will be equal to:

–Six (6) months of the average gross salary that you will have received during the 12 calendar months prior to the notification of your dismissal, the average salary including, on the one hand, the gross fixed salary that you will have actually received during the 12 months prior to the notification of your dismissal and, on the other hand, the average gross annual bonus ("short term incentive") received during the last three years prior to your dismissal.

In addition to this additional severance pay, you will receive the financial compensation for your non-competition clause and your notice period as provided for in your employment contract.

The Change in Control Indemnity or the Additional Dismissal Compensation that will eventually be due to you as the case might be at the time of your dismissal will be paid in the form of a settlement indemnity in return for the signature of a settlement agreement confirming your waiver of all proceedings and actions against the Company and all the companies of the Aptar Group concerning the conclusion, performance and termination of your employment contract.

This undertaking supplements the provisions of your current employment contract and has neither the object nor the effect of modifying its terms.

Best regards.

Anne Vergnaud	Gaël Touya
Legal representative	(“Read and approved, good for agreement”)

CC: Stephan Tanda and Shiela Vinczeller
Appendix: definition of Change in Control

Aptargroup UK Holdings Ltd.		Aptargroup UK Holdings Ltd. – Succursale française
5 Bruntcliffe Avenue	TEL + 44 113 220 3206	36-38 rue de la Princesse, CS 42430	Téléphone +33 (0)1 3087 1980
Leeds 27 Industrial Estate	FAX + 44 113 220 3217	78431 Louveciennes Cedex, France	Télécopie +33 (0)1 3081 0909
Leeds, Yorkshire LS27 0LL, United Kingdom		SIRET 807 468 921 00026 RCS Versailles
APE 7010Z – TVA FR 70 807 468 921

aptar.com

Annex: Definition of Change in Control

Change in Control	For purposes of this side letter, “Change in Control” shall mean

1.the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of Aptargroup, Inc. (the “Outstanding Aptar Common Stock”) or (ii) the combined voting power of the then outstanding securities of Aptargroup, Inc. entitled to vote generally in the election of directors (the “Outstanding Aptar Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from Aptargroup, Inc. (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from Aptargroup, Inc.), (B) any acquisition by Aptargroup, Inc., (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Aptargroup, Inc. or any corporation controlled by Aptargroup, Inc. or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving Aptargroup, Inc., if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of Article 3 shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than Aptargroup, Inc. or any employee benefit plan (or related trust) sponsored or maintained by Aptargroup, Inc. or any corporation controlled by Aptargroup, Inc.) shall become the beneficial owner of more than 50% of the Outstanding Aptar Common Stock or more than 50% of the Outstanding Aptar Voting Securities by reason of an acquisition by Aptargroup, Inc. and such Person shall, after such acquisition by Aptargroup, Inc., become the beneficial owner of any additional shares of the Outstanding Aptar Common Stock or any additional Outstanding Aptar Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

2.individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of Aptargroup, Inc. subsequent to the date hereof whose election, or nomination for election by Aptargroup, Inc.’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of Aptargroup, Inc. as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

Aptargroup UK Holdings Ltd.		Aptargroup UK Holdings Ltd. – Succursale française
5 Bruntcliffe Avenue	TEL + 44 113 220 3206	36-38 rue de la Princesse, CS 42430	Téléphone +33 (0)1 3087 1980
Leeds 27 Industrial Estate	FAX + 44 113 220 3217	78431 Louveciennes Cedex, France	Télécopie +33 (0)1 3081 0909
Leeds, Yorkshire LS27 0LL, United Kingdom		SIRET 807 468 921 00026 RCS Versailles
APE 7010Z – TVA FR 70 807 468 921

aptar.com

3.consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Aptar Common Stock and the Outstanding Aptar Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Aptar Common Stock and the Outstanding Aptar Voting Securities, as the case may be, (ii) no Person (other than Aptargroup, Inc., any employee benefit plan (or related trust) sponsored or maintained by Aptargroup, Inc. or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by Aptargroup, Inc.) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, more than 50% of the Outstanding Aptar Common Stock or the Outstanding Aptar Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of such corporation or more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

4.consummation of (i) a plan of complete liquidation or dissolution of Aptargroup, Inc. or (ii) the sale or other disposition of all or substantially all of the assets of Aptargroup, Inc. other than to a corporation with respect to which, immediately after such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock thereof and 50% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Aptar Common Stock and the Outstanding Aptar Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Aptar Common Stock and the Outstanding Aptar Voting Securities, as the case may be, (B) no Person (other than Aptargroup, Inc., any employee benefit plan (or related trust) sponsored or maintained by Aptargroup, Inc. or such corporation (or any corporation controlled by Aptargroup, Inc.) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, more than 50% of the Outstanding Aptar Common Stock or the Outstanding Aptar Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock thereof or more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

Aptargroup UK Holdings Ltd.		Aptargroup UK Holdings Ltd. – Succursale française
5 Bruntcliffe Avenue	TEL + 44 113 220 3206	36-38 rue de la Princesse, CS 42430	Téléphone +33 (0)1 3087 1980
Leeds 27 Industrial Estate	FAX + 44 113 220 3217	78431 Louveciennes Cedex, France	Télécopie +33 (0)1 3081 0909
Leeds, Yorkshire LS27 0LL, United Kingdom		SIRET 807 468 921 00026 RCS Versailles
APE 7010Z – TVA FR 70 807 468 921

aptar.com